[Chavez and Koch CPA's Letterhead]




February 10,  2004


Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  DC  20549

RE: MARINE JET TECHNOLOGY CORP.

Ladies  and  Gentlemen:

We have read the statements made by MARINE JET TECHNOLOGY CORP in Item 4.01(a) of the accompanying Form 8-K (Commission file number 000-33297), which is being filed with the Securities and Exchange Commission. We agree with the statements contained therein concerning our firm.

Very  truly  yours,


Chavez and Koch CPA's